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                                                                   EXHIBIT 10.10

THIS EXECUTIVE RETIREMENT ALLOWANCE PLAN AND TRUST AGREEMENT is made as of the 1st day of January, 2004.

BETWEEN:

                    KINROSS GOLD CORPORATION,
                    a corporation governed by the laws of Province of Ontario, (the "COMPANY"),

                              - and -

                    THOSE EXECUTIVES OF THE COMPANY
                    LISTED IN SCHEDULE "B" TO THIS AGREEMENT,
                    (the "EXECUTIVES"),

                              - and -

                    AL SCHOENING,
                    of the CITY OF TORONTO, in the Province of Ontario (the "TRUSTEE").


RECITALS:

A. The Company by the terms of this Agreement shall establish the ERA Plan (defined below); and

B. The Trustee has agreed to act as the first trustee of the ERA Plan Fund (defined below) under this Agreement for the purposes of (a) receiving payments from time to time from the Company or from the issuer of the ERA Plan Letter of Credit (defined below), as the case may be, (b) holding each such ERA Plan Letter of Credit and any amounts drawn under the ERA Plan Letter of Credit at any time, and (c) making payments out of such proceeds as contemplated by the ERA Plan and this Agreement.

IN CONSIDERATION OF THE PAYMENT OF $10 DOLLARS OF LAWFUL MONEY OF CANADA (and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties), the Parties agree as follows:


                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION
1.1      DEFINITIONS

For purposes of this Agreement, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings:


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                                      -2-


         "ADVISOR" has the meaning attributed to it in section 4.4(d).

         "AGREEMENT" means this agreement, including any and all amendments and schedules hereto.

         "APPLICABLE LAWS" means domestic or foreign legislation or regulations and policies or administrative practices of any domestic or foreign regulatory authority as may from time to time apply to the ERA Plan Fund.

         "BANK" means a bank listed in Schedule I of the BANK ACT (Canada).

         "BENEFICIARY DESIGNATION" has the meaning attributed to it in section 2.2(a).

         "BUSINESS DAY" means any day other than a Saturday, Sunday, statutory holiday in Ontario or other day on which the principal Banks in Toronto are not open for business during normal banking hours.

         "CHANGE OF CONTROL" means the occurrence of any one or more of the following events:

                  (a) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisition involving the Company or any of its affiliates (as such is defined in the BUSINESS CORPORATIONS ACT (Ontario)) and another corporation or other entity, as a result of which the holders of common shares of the Company prior to the completion of the transaction hold less than 50% of the outstanding common shares of the successor corporation after completion of the transaction;

                  (b) the sale, lease, exchange or other disposition, in a single transaction or a series of related transactions, of assets, rights or properties of the Company and/or any of its subsidiaries which have an aggregate book value greater than 30% of the book value of the assets, rights and properties of the Company and its subsidiaries on a consolidated basis to any other person or entity, other than a disposition to a wholly-owned subsidiary of the Company in the course of a reorganization of the assets of the Company and its subsidiaries;

                  (c) a resolution is adopted to wind-up, dissolve or liquidate the Company;

                  (d) any person, entity or group of persons or entities acting jointly or in concert (an "ACQUIROR") acquires or acquires control (including, without limitation, the right to vote or direct the voting) of Voting


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                                      -3-

                           Securities of the Company which, when added to the Voting Securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has the right to direct the voting, would entitle the Acquiror and/or associates and/or affiliates of the Acquiror (as such terms are defined in the BUSINESS CORPORATIONS ACT (Ontario) to assist or to direct the casting of 20% or more of the votes attached to all of the Company's outstanding Voting Securities which may be cast to elect directors of the Company or the successor company (regardless of whether a meeting has been called to elect directors);

                  (e) as a result of or in connection with: (i) the contested election of directors, or; (ii) a consolidation, merger, amalgamation, arrangement of other reorganization or acquisitions involving the Company of any of its affiliates and another company or other entity , the nominees named in the most recent management information circular of the Company for election to the board of directors of the Company shall not constitute a majority of the board of directors; or

                  (f) the board of directors of the Company adopts a resolution to the effect that a Change of Control as defined herein has occurred or is imminent.

         For the purposes of the foregoing "VOTING SECURITIES" means common shares of the Company and any other shares entitled to vote for the election of directors and shall include any security, whether or not issued by the Company, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors including any options or rights to purchase such shares or securities.

         "COMPANY" means Kinross Gold Corporation, its successors and assigns.

         "CONTRIBUTION" means the amount, net of RCA Tax, which is remitted to the Trustee for the ERA Plan Fund from time to time by the Company, including, without limitation, the payment by the Company each year to the Trustee, as aforesaid, necessary to fund the Company's reasonable estimate of each of (a) the cost of the upcoming year's ERA Plan Letter of Credit, and (b) the ERA Plan Fund's administrative costs, including the reasonable fees and disbursements of the Trustee.

         "EFFECTIVE DATE" means January 1, 2004.

         "ERA PLAN" has the meaning attributed to it in section 2.1.


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                                      -4-


         "ERA PLAN FUND ACCOUNT" has the meaning attributed to it in section
         3.2.

         "ERA PLAN FUND" means all Property held by the Trustee from time to time under this Agreement, including income and capital proceeds from Property received by the Trustee, less all distributions and payments made under this Agreement. Any RCA Tax refund is the property of the Company and not part of the ERA Plan Fund.

         "ERA PLAN LETTER OF CREDIT" means:

                  (i)  the Initial ERA Plan Letter of Credit; or

                  (ii) any renewal or replacement of the Initial ERA Plan Letter of Credit,

         in force from time to time during the term of this Agreement, the terms of which satisfy the requirements of section 5.4.

         "EXECUTIVE" means an executive of the Company listed in Schedule "B" hereto who has complied with the requirements of section 2.2(a).

         "EVENT OF DEFAULT" means an event, or sequence of events, described in section 7.1.

         "EXPIRY DATE" means the date of expiry of any ERA Plan Letter of Credit held by the Trustee from time to time.

         "FISCAL YEAR" means the period ending on December 31 of the year in question.

         "INITIAL FEE" means the amount, net of RCA Tax, paid to the Trustee pursuant to section 3.1(a).

         "INITIAL ERA PLAN LETTER OF CREDIT" has the meaning given in section 3.1(a).

         "INSTRUCTIONS" has the meaning given in section 6.2(a).

         "LC BENEFIT ELECTION NOTICE" has the meaning attributed to it in section 2.2(b).

         "LC PARTICIPATING EXECUTIVE" has the meaning attributed to it in section 2.2(c).

         "PARTIES" means the Company, the Trustee and the Executives (and any Person in whose favour any Executive has made an outstanding Beneficiary Designation).

         "PAYMENT PERIOD ELECTION" has the meaning attributed to it in section 2.2(a).

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                                      -5-


         "PERSON" is to be broadly interpreted and shall include an individual, a corporation, a limited liability company, an unlimited liability company, a partnership, a trust, an incorporated organization, a joint venture, the government of a country or any political subdivision of a country, or an agency or department of any such government and the executors, administrators or other legal representatives of an individual in such capacity.

         "PROPERTY" means all tangible and intangible assets and property of any nature or kind forming part of the ERA Plan Fund and for greater certainty includes cash and securities and any ERA Plan Letter of Credit held pursuant to the terms of this Agreement.

         "RCA TAX" means the refundable tax payable under the Tax Act in respect of retirement compensation arrangements.

         "RENEWAL DATE" means, at any time, forty-five (45) days prior to the expiry of the then currently outstanding ERA Plan Letter of Credit.

         "RENEWAL FEE" has the meaning given in section 5.2(a).

         "TAX ACT" means the INCOME TAX ACT (Canada) and all regulations and policies made thereunder, as amended and/or restated from time to time. For greater certainty, any reference in this Agreement to a provision of the Tax Act includes any successor provision thereto.

         "TRUSTEE" means Al Schoening and any Person appointed from time to time to replace the Trustee under section 4.3 and his/her duly appointed successors.

1.2      HEADINGS

The headings of all articles, sections, and paragraphs in the ESA Plan are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3      CONTEXT AND CONSTRUCTION

Whenever the singular or masculine are used in this Agreement, the same shall be construed as being the plural or feminine or neuter or vice versa where the context so requires.

1.4      REFERENCE TO THE ERA PLAN AND TO THIS AGREEMENT

The words "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions mean or refer to this Agreement and to the ERA Plan as a whole and not to any particular article, section, paragraph or other part hereof.


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1.5      CANADIAN FUNDS

Unless otherwise specifically provided, all references to dollar amounts in the ERA Plan are references to lawful money of Canada.

1.6      SCHEDULES

The following are the Schedules annexed hereto and incorporated by reference and deemed to be part of this Agreement:

              Schedule "A"         -    ERA Plan
              Schedule "B"         -    Page by Page Executive Entitlements -
                                        Designations and Elections Record
              Schedule "C"         -    LC Benefit Election Notice
              Schedule "D"         -    Beneficiary Designation
              Schedule "E"         -    Payment Period Election
              Schedule "F"              ERA Plan Letter of Credit Draw Terms


                                    ARTICLE 2
                                  THE ERA PLAN

2.1      ESTABLISHMENT OF THE ERA PLAN

The board of directors has authorized, and the Company hereby constitutes, the executive retirement allowance plan described in Schedule "A" hereto, such executive retirement allowance plan, as the same may be amended, supplemented, restated or replaced from time to time is referred to in this Agreement as the "ERA PLAN".

2.2      EXECUTIVES AND LC PARTICIPATING EXECUTIVES

(a) The Company shall have the sole right from time to time to nominate one or more of its executives as Persons entitled to participate in the ERA Plan. The Company shall give each such executive notice in writing that he/she has been so nominated, together with information regarding the benefits that the nominated executive would have under the ERA Plan. An executive so nominated shall not be a member of the ERA Plan until such time as he/she has executed and delivered to the Company and the Trustee each of (i) a confirmation regarding receipt of a copy of this Agreement (including the ERA Plan), (ii) an acknowledgment addressed to the Company and the Trustee of the benefits under the ERA Plan conferred on the nominated executive in question in form and substance acceptable to the Company, among other matters, confirming that the Executive is bound by the terms of this Agreement and the ERA Plan as if a signatory to both; and (iii) for any Executive who then wishes to do so at that time, any or all of (A) a duly completed LC Benefit Election Notice provided for in section 2.2(b), (B) a beneficiary designation provided for in section
5.5 of the ERA Plan (a "BENEFICIARY DESIGNATION") in the form annexed hereto as Schedule "D"; and (C) a Payment Period


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                                      -7-

election contemplated by section 4.1(b) of the ERA Plan in the form annexed hereto as Schedule "E" ("PAYMENT PERIOD ELECTION").

(b) Each Executive who at any time executes and delivers a notice in writing addressed to the Company and the Trustee in the form annexed hereto as Schedule "C" (the "LC BENEFIT ELECTION NOTICE") shall be entitled to receive the benefit of (i) the ERA Plan Letter of Credit in effect at the time the LC Benefit Election Notice is given by the Executive, and (ii) any replacement or substitute ERA Plan Letter of Credit issued at any time after the date on which the Executive in question delivers his/her LC Benefit Election Notice, each to the extent and in the manner set out in section 2.3 of the ERA Plan.

(c) Upon receipt of any LC Benefit Election Notice, Beneficiary Designation or Payment Period Election by an Executive, the Company shall cause an endorsement to be made on Schedule "B" of this Agreement to reflect the foregoing and the date on which it was made. Each Executive who executes and delivers a LC Benefit Election Notice is referred to in this Agreement as a "LC PARTICIPATING EXECUTIVE", and shall, from and after the giving of the said LC Benefit Election Notice be entitled to share (based on his/her vested entitlements under the ERA Plan) in the proceeds (if any) at any time received by the Trustee as the named beneficiary and owner of the then current ERA Plan Letter of Credit or any renewal or replacement ERA Plan Letter of Credit to the extent provided for in section 2.3 of the ERA Plan.

(d) Each Executive agrees to provide such personal information (including, without limitation, the full name, social insurance number and mailing address from time to time of the Executive and any beneficiary designated by him/her under section 5.5 of the ERA Plan) as the Company and the Trustee may reasonably require for the purposes of this Agreement, including the operation of the ERA Plan.

(e) The Company shall forthwith advise the Trustee in writing of any additions, deletions or changes to the list of Executives, the list of LC Participation Executives, Hire Date determinations made by the Company under section 3.1 of the ERA Plan, Beneficiary Designations and Payment Period Elections endorsed on Schedule "B" from time to time. The Trustee shall be entitled to rely on the information so provided to him/her by the Company from time to time for all purposes of this Agreement including, without limitation, the payment of any amounts to be paid by the Trustee to Executives or the Persons listed in any applicable Executive Beneficiary Designation, and the Trustee shall not be under any duty to make enquiries with respect to the accuracy of the information provided in such listing from time to time.


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                                      -8-



                                    ARTICLE 3
                                THE ERA PLAN FUND

3.1      ESTABLISHMENT OF THE ERA PLAN FUND

The Company shall, with effect as of the Effective Date, pay the Initial Fee to the Trustee, and deliver to the Trustee each of the following documents, and shall thereby constitute and establish the ERA Plan Fund:

         (a) an amount (the "INITIAL FEE") equal to the sum required to fund the cost to the Trustee of purchasing the first ERA Plan Letter of Credit (the "INITIAL ERA PLAN LETTER OF CREDIT") which satisfies the requirements of section 5.4;

         (b) confirmation from the Company addressed to the Trustee that an Initial ERA Plan Letter of Credit has been arranged with the Bank named in such confirmation, together with instructions by the Company to the Trustee to so purchase the Initial ERA Plan Letter of Credit;

         (c) a certificate from the Company addressed to the Trustee as to the face amount for the Initial ERA Plan Letter of Credit, the proceeds of which would be sufficient, if called, to fund the Company's reasonable estimate of each of (i) all payments to be made under the ERA Plan then vested (or which the Company anticipates will vest at any time during the term of the Initial ERA Plan Letter of Credit) and (ii) future administrative expenses of the ERA Plan Fund, apart from those expenses forming part of section 3.1(e);

         (d) confirmation addressed by the Company to the Trustee that the RCA Tax, equivalent in amount to the Initial Fee, has been remitted by the Company to the Receiver-General for Canada under the Tax Act; and

         (e) an amount equal to the Company's reasonable estimate of the fees and disbursements of the Trustee related to the establishment of the ERA Plan Fund and the Trustee' services in connection with the maintenance of the ERA Plan Fund during the term of the Initial ERA Plan Letter of Credit.

  3.2    CONTRIBUTIONS TO THE ERA PLAN FUND

 In addition to the obligation of the Company to make all Retirement Allowance payments to the Executives, when due, under the ERA Plan, the Company agrees to make annual Contributions to the Trustee on account of the ERA Plan Fund and such other Contributions as may be required from time to time by the terms of this Agreement. The Trustee shall open and maintain (until all duties of the Trustee under


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                                      -9-

 this Agreement have been satisfied in full) a bank account (the "ERA PLAN FUND ACCOUNT") with a Bank selected by the Trustee into which all monies received by the Trustee, as trustee of the ERA Plan, including (without limitation) all Contributions, shall be deposited. The ERA Plan Fund Account shall at all times be maintained at a Bank other than the Bank that is the issuer of the then outstanding ERA Plan Letter of Credit. The Trustee shall forthwith on opening the ERA Plan Fund Account provide full particulars thereof in writing to the Company. The Trustee agrees to provide all information at any time requested from it in writing by the Company in respect of the ERA Plan Fund Account, and the Trustee hereby authorizes the Company to deal directly with the Bank in obtaining all information regarding the records of the Bank in respect of the ERA Plan Fund Account. This covenant of the Trustee shall survive the termination of this Agreement.

 3.3     CONTRIBUTION AND PAYMENT LIMITATIONS ON THE OBLIGATIONS OF THE TRUSTEE

 Except as expressly provided in this Agreement, the Trustee shall have no responsibility for the monitoring or for collecting any Contribution to, or for verifying that the amount of any Contribution received by him/her is sufficient to pay the amounts which may be payable as expenses of the ERA Plan Fund or amounts at any time payable to Executives under the ERA Plan. Furthermore, the Trustee shall have no responsibility to verify that any applicable RCA Tax has been withheld and remitted by the Company.

 3.4     ADEQUACY OF THE ERA PLAN FUND

 The Trustee shall have no responsibility for any Property until such Property is in fact received by the Trustee and the Trustee shall have no responsibility for the adequacy of the ERA Plan Fund to meet and discharge the present or future liabilities of either of the ERA Plan or the Company to the Executives under this Agreement.


                                    ARTICLE 4
                                   THE TRUSTEE

4.1      TRUSTEE ACCEPTANCE

The Company hereby appoints the Trustee as the trustee of the ERA Plan Fund. The Trustee hereby accepts the said appointment and the trusts imposed by this Agreement and the ERA Plan, and the Trustee hereby agrees to be bound by the terms of this Agreement, including the terms of the ERA Plan.


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                                      -10-


4.2      REMOVAL AND RESIGNATION

The Company may remove the Trustee as trustee of the ERA Plan Fund at any time upon sixty (60) days' notice in writing to the Trustee. The Trustee may resign at any time upon sixty (60) days' notice in writing to the Company. The aforementioned notice periods may be waived or reduced by at any time the mutual agreement between the Company and the Trustee.

4.3      SUCCESSOR TRUSTEE

(a) Upon removal or resignation of the Trustee, the Company shall appoint a successor trustee who, upon acceptance of such appointment, shall execute and deliver an acknowledgement in favour of the Company (and in form and content acceptable to it) agreeing to be bound by and act in accordance with the provisions of this Agreement and the ERA Plan. The Trustee, after settlement of his/her accounts or reservation of assets sufficient to settle such accounts, and after the successor trustee agrees to assume such appointment, shall assign and transfer and pay over to such successor trustee the Property of the ERA Plan Fund, less an amount equal to the charges and expenses owed to the Trustee under the terms of this Agreement. The successor trustee who accepts such appointment shall have the same powers and duties as those conferred on the Trustee.

(b) In the event a successor trustee is not appointed within sixty (60) days of receipt of the Trustee's written notice of resignation, the Trustee, at the expense of the ERA Plan Fund, shall have the right to seek appointment of a successor trustee from a court of competent jurisdiction or to appoint a successor trustee himself/herself. The Trustee shall have no duties, responsibilities or liability whatsoever with respect to the acts or omissions of any successor trustee.

(c) Upon the earlier of the issuance of approval by the successor trustee that the Property of the ERA Plan Fund is in order and sixty (60) days from the date of delivery of the Property of the ERA Plan Fund and all records pertinent thereto, the Trustee shall be forever released and discharged from any liability or accountability as respects the propriety of his/her acts as trustee under this Agreement or in respect of the ERA Plan Fund.

4.4      POWERS AND DUTIES OF THE TRUSTEE

In carrying out its responsibilities under this Agreement, the Trustee is authorized to exercise the following powers to the extent not inconsistent with the express terms of this Agreement:

         (a) HOLD EACH ERA PLAN LETTER OF CREDIT - To receive and hold each ERA Plan Letter of Credit in trust.


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                                      -11-


         (b) RECEIVE AND HOLD ALL OTHER PROPERTY - To accept, and retain for such time as it may deem advisable, any other Property received or acquired by it hereunder, in trust, to keep such portion of the ERA Plan Fund in cash as the Trustee, from time to time, may deem to be in the best interests of the ERA Plan Fund, and to retain such cash balances on deposit in the ERA Plan Fund Account.

         (c) EXECUTION OF INSTRUMENTS - To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the intention of the provisions of this Agreement and the ERA Plan.

         (d) EMPLOYMENT OF, AND RELIANCE ON, ADVISORS - To select, retain, employ and supervise agents, advisors and counsel and other Persons (any of whom may also act for the Company or an Affiliate of the Company) (each an "ADVISOR"), to rely on the advise of each such Advisor (unless manifestly wrong) and to pay their reasonable expenses and compensation from the ERA Plan Fund.

         (e) SETTLEMENT OF CLAIMS AND DEBTS - To settle, compromise, or submit to arbitration any claims, debts or damages due or owing to or from the ERA Plan Fund, to commence or defend suits or legal or administrative proceedings, provided that the Trustee shall not be obligated to do any of the foregoing unless it has first been indemnified by the Company to its satisfaction against any expenses or liabilities which it may incur as a result thereof.

         (f) POWER TO DO ANY NECESSARY ACT - To do all such acts, take all such proceedings, and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to administer the ERA Plan and the ERA Plan Fund and to carry out the purposes of this Agreement.

Unless otherwise provided, the powers described in this section 4.4 may be exercised by the Trustee with or without Instructions, but where the Trustee acts on Instructions, the Trustee shall be fully indemnified under section 4.6 and section 5.5.

4.5      COMPENSATION AND EXPENSES

The Trustee shall be entitled to such compensation as may from time to time be mutually agreed upon by the Trustee and the Company. The compensation and all reasonable disbursements and expenses incurred by the Trustee (including but not limited to fees and expenses reasonably incurred for any Advisor employed by the Trustee in accordance with this Agreement) shall be paid by the Company and if not, shall constitute a charge on the Property in priority to the claims of any other Person against the ERA Plan Fund.


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                                      -12-


4.6      INDEMNIFICATION

The Trustee, his/her heirs and personal representatives are hereby indemnified and held harmless from and against any and all taxes, charges, costs, expenses, damages, claims, losses, fines, penalties, interest, demands and liabilities, of any kind, to which his/her may become subject, including the fees and expenses of legal counsel or other professionals, for or in respect of anything done or omitted to be done by anyone in connection with this Agreement and for or in respect of anything done or omitted to be done by any prior trustee or other funding agent or custodian or their agents, save and except to the extent caused by the Trustee's own gross negligence, wilful misconduct or lack of good faith. The foregoing is an obligation of the Company and, until paid by the Company, shall constitute a charge on the Property in priority to the claims of any other Person against the ERA Plan Fund.


                                    ARTICLE 5
                           ERA PLAN LETTERS OF CREDIT

5.1      APPLICATION OF INITIAL FEE

Subject to compliance by the Company with section 3.1, the Trustee agrees to apply the Initial Fee to acquire from a Bank the Initial ERA Plan Letter of Credit as directed by the Company pursuant to the Instructions.

5.2      FURTHER CONTRIBUTIONS

Throughout the term of this Agreement, on or before the Renewal Date of the then current ERA Plan Letter of Credit, the Company shall deliver to the
Trustee:

         (a) an amount (the "RENEWAL FEE") necessary to pay the cost to renew, or replace, the then existing ERA Plan Letter of Credit on or before its Expiry Date which renewed or replacement ERA Plan Letter of Credit shall satisfy the requirements of section 5.4;

         (b) confirmation from the Company addressed to the Trustee that a renewal or replacement ERA Plan Letter of Credit has been arranged with the Bank named in such confirmation, together with Instructions by the Company to the Trustee to so renew the existing, or to purchase a replacement, ERA Plan Letter of Credit;

         (c) a certificate from the Company addressed to the Trustee as to the face amount for the renewed or replacement ERA Plan Letter of Credit, the proceeds of which would be sufficient, if called, to fund the Company's reasonable estimate of each of
                  (i) all payments to be made under the ERA Plan then vested (or which the Company anticipates may vest at any time


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                                      -13-

                  during the term of the current year's renewed or replacement ERA Plan Letter of Credit) and (ii) future administrative expenses of the ERA Plan Fund, apart from those expenses forming part of section 5.2(e);

         (d) confirmation addressed by the Company to the Trustee that the RCA Tax, equivalent in amount to the Renewal Fee, has been remitted by the Company to the Receiver-General for Canada under the Tax Act; and

         (e) an amount equal to the Company's reasonable estimate of the fees and disbursements of the Trustee related to the Trustee' services in connection with the maintenance of the ERA Plan Fund until the expiry of the renewal or replacement of the then current ERA Plan Letter of Credit.

 5.3     ISSUANCE OF RENEWAL OR REPLACEMENT ERA PLAN LETTER OF CREDIT

 Subject to compliance by the Company with section 5.2, prior to the Expiry Date of the then current ERA Plan Letter of Credit, the Trustee agrees to apply the Contribution received from the Company thereunder to purchase from the Bank a renewed or replacement ERA Plan Letter of Credit as directed by the Company pursuant to the Instructions. If the Company fails to make any contribution in a timely manner as contemplated by section 5.2(a), the Trustee shall initiate a call against the issuer of the then current ERA Plan Letter of Credit. All payments received by the Trustee from the issuer shall be deposited in the ERA Plan Fund Account and the Trustee shall distribute all such proceeds as set out in section 2.3 of the ERA Plan.

 5.4     REQUIREMENTS FOR EACH ERA PLAN LETTER OF CREDIT

 The Company shall ensure that each ERA Plan Letter of Credit shall:

         (a)      be issued by a Bank in favour of the Trustee;

         (b) expire on the first anniversary of the date of its issuance or renewal (as the case may be);

         (c)      be unsecured;

         (d)      permit partial drawings thereunder;

         (e) be an irrevocable "standby" letter of credit which obligates the Bank to pay any demand for payment made by the Trustee upon the occurrence of an Event of Default with draw terms substantially in accordance with those set out in Schedule "F" hereto;

         (f) provide that the Bank notify the Trustee not less than thirty (30) days prior to the expiry of the Letter of Credit of its pending expiry; and


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                                      -14-


         (g) be in an amount that is at least equal to the sum of the Company's reasonable current estimate of (i) all payments to be made under the ERA Plan then vested (or which the Company anticipates may vest at any time during the term of the Initial ERA Plan Letter of Credit) and (ii) the future administrative expenses of the ERA Plan Fund, including the resulting RCA Tax payable on such administrative cost reserve.

5.5      COMPANY INDEMNITY

The Company agrees to indemnify and hold harmless the Trustee and each of the Executives from and against any loss or cost suffered by any of them attributable to RCA Tax levied as a result of the failure by the Company to honour its obligations under section 5.4 or any call against the ERA Plan Letter of Credit that is not in compliance with the provisions of this Agreement or the ERA Plan.


                                    ARTICLE 6
                                  INSTRUCTIONS

6.1      COMPANY REPRESENTATIVES

(a) The Company shall from time to time furnish the Trustee with a written list of those Persons authorized to direct the Trustee and to otherwise act on behalf of the Company under the terms of this Agreement.

(b) The Trustee shall be entitled to rely on, and shall be fully protected in giving effect to, Instructions from Persons whose names appear on the then current list referred to in section 6.1(a) until it has been notified by the Company of a change of the identity or authority of a Person appearing on the then current list referred to in section 6.1(a).

6.2      INSTRUCTIONS

(a) For the purposes of this Agreement, an "INSTRUCTION" shall mean:

         (i) an instruction from the Company sent by personal delivery (including courier), facsimile, or by ordinary mail (except in the case of a postal disruption) to the address of the recipient as provided in Article 11; or

         (ii) an instruction communicated by Company in such other form of communication as from time to time may be agreed upon by the Company and the Trustee.

Unless otherwise expressly provided, each Instruction shall continue in full force and effect until superseded or cancelled by another Instruction.

(b) Notwithstanding any error in the transmission of an Instruction or that an Instruction may not be genuine, it shall constitute an Instruction for the purposes of this Agreement if believed by the Trustee, acting reasonably and in good faith, to be genuine. However, the Trustee may in his/her sole discretion decline to act upon any Instructions:

         (i)      that are insufficient or incomplete;

         (ii) that are not received by the Trustee in sufficient time to permit the Trustee, acting diligently, to give effect to such Instructions; or

         (iii) where the Trustee have reasonable grounds for concluding that the same have not been accurately transmitted or are not genuine.

If the Trustee declines to give effect to any Instruction for any reason set out above, he/she shall in a timely manner notify the Company in writing to that effect.

6.3      EFFECTIVE DELIVERY OF NOTICES TO THE TRUSTEE

Instructions by delivery or ordinary mail shall not be deemed to be received by the Trustee until they are actually received.

6.4      RELIANCE ON INSTRUCTIONS

The Trustee shall not be liable and shall be fully indemnified by the Company and the ERA Plan Fund in accordance with section 4.6 and with section 5.5 for any action taken by the Trustee in reliance upon Instructions or omitted to be taken in the absence of Instructions. For greater certainty, notwithstanding any term of this Agreement or principle of law or fiduciary responsibility which would otherwise apply to the Trustee, the Trustee shall be under no obligation to make any inquiries or to question any Instruction given to it in accordance with the terms of this Agreement, whether or not any such Trustee has reason to believe that any obligation or agreement affecting any of the Executives may have been breached.


                                    ARTICLE 7
                                EVENTS OF DEFAULT

7.1      EVENTS OF DEFAULT

Any of the following events shall be an "EVENT OF DEFAULT" for the purposes of this Agreement:

         (a) the expiry of a period of ten (10) days after the Trustee receives written notice from an Executive that the Executive has not received a payment under the ERA Plan when due (together with a statement as to the amount of arrears then due and owing to him/her), provided the Company has in good faith within such period neither (i) disputed by notice in writing to the Executive and the Trustee that the payment in question is due and owing in the circumstances nor (ii) provided evidence to the Trustee that payment in question has been made;

         (b) the Company has failed to fulfil its obligations under sections 3.1 or 5.2 (in each case excluding clause (e) thereof);

         (c) any Executive, the Company or the taxation authorities has provided written notice to the Trustee that a Person, obligated to do so at law, has failed to withhold and remit RCA Tax on any Contribution;

        (d) the Trustee shall have failed to receive a renewed or replacement ERA Plan Letter of Credit on or before the Renewal Date in compliance with the provisions of this Agreement and the ERA Plan and with draw terms substantially in compliance with those set out in Schedule "F"; or

        (e) the Company has failed to pay to the Trustee the fees and expenses payable to him/her under this Agreement when such payment is due.

An Executive who provides notice to the Trustee under section 7.1(a) above, shall at the same time provide a copy of such notice to the Company.

7.2      DEMAND ON ERA PLAN LETTER OF CREDIT

(a) Within two (2) Business Days after receipt of a notice from an Executive under section 7.1(a), the Trustee shall provide the Company with a copy of such notice and advise the Company that he/she intends to demand payment under the ERA Plan Letter of Credit immediately following the expiry of the 10-day period referred to in section 7.1(a).

(b) Immediately following the expiry of the 10 day period referred to in section 7.1(a), if the Event of Default has not been rectified or disputed by the Company in good faith by notice in writing to the Executive stating the reasons for the failure of the Company to make the payment(s) in question, the Trustee shall demand payment under the ERA Plan Letter of Credit in full. Unless the dispute between the Company and the Executive has been resolved by agreement in writing within 10 days of delivery by the Company of the said notice, the dispute shall be submitted for arbitration dispute resolution in accordance with the terms of section 12.7. The Trustee shall not call on the ERA Plan Letter of Credit as a result of such non-payment by the Corporation (reserving the right of the Trustee to call on the ERA Plan Letter of Credit on any other basis provided for by its terms) while the dispute is being so arbitrated.

(c) On the expiry of fifteen (15) days from the date on which the Company becomes aware of an occurrence of an Event of Default under any provision of section 7.1 other
than clause (a), if the Event of Default in question has not been rectified by the Company, the Trustee may at any time thereafter demand payment in full under the ERA Plan Letter of Credit. The Trustee agrees to distribute the proceeds received by him/her in compliance with the provisions of section 2.3 of the ERA Plan following receipt of any such payment from the issuer of the ERA Plan Letter of Credit.


                                    ARTICLE 8
                             ERA PLAN FUND PAYMENTS

8.1      PAYMENTS FROM THE ERA PLAN FUND

The Trustee shall comply with the provisions of the ERA Plan (including, without limitation, those of Article V thereof) in making payments out of the ERA Plan Fund.

8.2      PAYMENT TO MINORS AND INCOMPETENT PERSONS

If any Person entitled to receive any payment from the ERA Plan Fund is at the time of such payment a minor or is incompetent to receive such payment or to give a valid release therefor, on Instructions the payment may be made by the Trustee for the Person's benefit to a parent or legal or DE FACTO guardian in the case of a minor or to a legally appointed representative of the incompetent person. Any such payment shall operate as a complete discharge of all liability therefor and the Trustee shall have no responsibility to follow the application of such payment.

8.3      UNCLAIMED PAYMENTS

If any payment from the ERA Plan Fund is returned to the Trustee unclaimed, the Trustee shall forthwith notify the Company of such fact, giving full particulars thereof, and shall deposit the amount of such payment to the ERA Plan Fund Account and shall make no further payments to the payee of such amounts until it receives Instructions to do so.

8.4      ASSIGNMENTS, SEIZURES, GARNISHMENTS

The Trustee shall notify the Company upon the receipt by it of any assignment or attempted assignment or notice thereof, or of any involuntary assignment, seizure, garnishment or any process of law or execution or notice thereof, in respect of any amount payable out of the ERA Plan Fund or in respect of any Executive's interest in the ERA Plan Fund.

                                    ARTICLE 9
                           REPORTING AND RECORDKEEPING

9.1      ACCOUNTS AND RECORDS

The Trustee shall keep accurate accounts of all receipts, deposits, disbursements and other transactions made in connection with the ERA Plan Fund or the ERA Plan. All records relating thereto shall be open to inspection and audit during normal business hours by any person designated by the Company, provided reasonable notice is given to the Trustee. The Company shall (a) keep an accurate list of all Executives; (b) keep accurate records of all LC Benefit Participation Notices, Beneficiary Designations and Payment Elections received by it from time to time from Executives; (c) make all required notations in respect of each of the foregoing clauses in Schedule "B" to this Agreement; and
(d) give the Trustee timely written notice of each of the matters referred to in this section 9.1.

9.2      ACCESS TO ACCOUNTS AND RECORDS BY THIRD PARTIES

To the extent the Trustee is legally allowed or required to permit any Persons other than those authorized by the Company to have access to accounts and records relating to the ERA Plan Fund or the ERA Plan, the Company agrees that the Trustee shall provide such Persons with such access. No Persons other than each of the Executives, the Company or those Persons entitled by Applicable Laws shall have the right to receive any accounting from the Trustee in respect of the Property or the receipt and disbursement of funds from the ERA Plan Fund.

9.3      COPIES OF RECORDS

Neither the Trustee nor the Company shall be obligated to provide copies of any documents created pursuant to section 9.1 unless and until it has received from the Person requesting such copies a reasonable fee to cover the reasonable costs incurred by the Trustee or the Company in providing such copies.

9.4      STATEMENTS

The Trustee shall furnish to the Company within ninety (90) days following the close of each Fiscal Year or such other period as may be agreed upon between the Trustee and the Company, and within ninety (90) days after the removal or resignation of the Trustee or the termination of the ERA Plan or of this Agreement, a written statement of account setting forth all receipts, disbursements and other transactions affected by it during such period. The Company shall review all statements of account for accuracy. Upon the expiration of ninety (90) days from the date such statement is provided or upon the prior approval of the Company, the Trustee shall be forever released and discharged from liability or accountability to anyone with respect to the propriety of its acts and transactions shown in such statement, except for any acts or transactions objected to by the Company in writing and delivered to the Trustee within such ninety (90) day period.

9.5      TAX FILINGS

The Trustee shall prepare and file or issue on a timely basis all income tax returns and forms which a trustee of a retirement compensation arrangement trust is required to file or issue by virtue of the Tax Act In connection with the Trustee's obligations with respect to RCA Tax. In particular, the Trustee shall calculate the RCA Tax of the ERA Plan Fund at the end of each taxation year and shall remit to the Receiver-General under the Tax Act out of the ERA Plan Fund the amount of tax, if any, payable by it for the year or claim a refund of RCA Tax owing to the ERA Plan Fund, if applicable. The Trustee shall further withhold and report under the Tax Act or other Applicable Laws in respect of any distributions at any time and from time to time from the ERA Plan Fund. The Company shall file, or cause to be filed, any and all returns and forms required to be filed by it with respect to the ERA Plan Fund under Applicable Laws.


                                   ARTICLE 10
                                   TERMINATION

10.1 TERMINATION OF THE AGREEMENT AND DISTRIBUTION OF PROPERTY OF THE ERA PLAN FUND

(a) This Agreement (and the ERA Plan) may be terminated at any time by notice in writing executed by the Company and addressed to each of the Executives then listed in Schedule "B" whose entitlements have not already been paid in full provided either (i) all such Executives have consented in writing to such termination or (ii) the Company has at least one (1) month prior to the effective date of such termination provided written notice to the Executives that it has established an alternate arrangement that provides equal or better benefits or rights than is then provided to the Executives under this Agreement and the ERA Plan and provided information regarding such new arrangements.

(b) This Agreement (and the ERA Plan) shall automatically terminate if, at any time following the initial funding of the ERA Plan Fund, all if its Property has been distributed and no Property (including any ERA Plan Letter of Credit) remains in the ERA Plan Fund and no RCA Tax due in respect of the ERA Plan, whether or not there any Executive still has at that time a claim for an unpaid entitlement under the ERA Plan.

(c) This Agreement (and the ERA Plan) may be terminated by notice in writing by the Company to the Trustee at any time following payment in full of all entitlements of all Executives then listed in Schedule "B".

(d) Upon termination of this Agreement (and the ERA Plan), where the ERA Plan has any Property, unless such Property is to be transferred into the substitute arrangements referred to in section 10.1(a)(ii), the Trustee shall make the following distribution of the Property in accordance with Instructions, provided that:

          (i) any fees and expenses payable under this Agreement from the ERA Plan Fund shall first be deducted and paid;

          (ii) a final trust information and tax return shall be filed as required under Applicable Laws and all necessary clearance certificates obtained; and

          (iii) the provisions of this Agreement shall survive termination until all Property comprising the ERA Plan Fund has been paid out or distributed.

(e) Subject to its right to set-off the amount of any proper claim the Trustee has under this Agreement against any RCA Tax refund paid to it in trust, the Trustee shall forthwith on receipt pay any such refund to the Company less the Trustee's reasonable estimate of such set-off claim.


                                   ARTICLE 11
                                     NOTICES

11.1     NOTICES TO COMPANY

Any notice under this Agreement to the Company shall be in writing addressed to the Company as follows:

                  Kinross Gold Corporation
                  40 King Street West
                  Scotia Plaza - 52nd Floor
                  Toronto, ON   M5H 3Y2

                  Attention:    Mr. Al Schoening
                                Senior Vice President, Human Resources

                  Telephone:    416.365.2565
                  Facsimile:    416.365.0896

11.2     NOTICES TO TRUSTEE

Any notice under this Agreement to the Trustee shall be in writing addressed to the Trustee at the address set opposite the Trustee's name in Schedule "B", as the same may be amended from time to time by notice by the Trustee to the Company in writing.

11.3     NOTICE TO THE EXECUTIVES

Any notice to the Executives under this Agreement shall be in writing addressed to the Executives at the address as set forth opposite their names in Schedule "B", as amended from time to time by notice in writing by the Executive in question to each of the Company and the Trustee.

11.4     DELIVERY

Notices given hereunder may be sent by personal delivery (including courier) during normal business hours or may be sent by ordinary mail or by facsimile. Any such notice shall be deemed to have been delivered at the time of personal delivery or on the fifth (5th) Business Day following the day of mailing. If delivery by mail is likely to be delayed by a postal strike or slowdown, any notice already sent or not delivered shall be deemed to have been given when it would be delivered in the ordinary course of the mail allowing for such strike or slowdown. All subsequent notices sent during the course of the postal strike or slowdown, shall be sent by personal delivery or facsimile. If notice is sent by facsimile, it shall be deemed to be delivered on the day of receipt if sent before 5 p.m. (local time of the recipient) on a Business Day or on the next Business Day if sent after 5 p.m. or not on a Business Day. Any party may change its address by giving notice to the other party in the manner set forth in this section 11.4.


                                   ARTICLE 12
                                  MISCELLANEOUS

12.1     REPRESENTATIONS

The Company and the Trustee each represents that it/he/she has the power and authority to enter into and perform its obligations under this Agreement and that the Agreement is valid and binding on it/him/her and enforceable in accordance with its terms.

12.2     RESIDENCY

The Company and the Trustee each represent that it/he/she is a resident of Canada within the meaning of the Tax Act.

12.3     FORCE MAJEURE

Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for his/her failure to perform under this Agreement or for any losses to the ERA Plan Fund resulting from any event beyond the reasonable control of the Trustee, his/her agents or sub-custodians, including but not limited to, nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, DE FACTO or DE JURE; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the ERA Plan Fund; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry, including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God or any similar or third party event. The provisions of this section 12.3 shall survive the termination of this Agreement.

12.4     CLAIMS BY EXECUTIVES

No Executive shall have any claim against the Trustee or the ERA Plan Fund except by or through the Company.

12.5     EXECUTIVE RIGHTS

Nothing in this Agreement shall be construed to give an Executive or any Executive's beneficiary or legal representative any right, title or interest in or to any assets, profit, earnings or accretions to the ERA Plan Fund, it being understood such Persons have only a beneficial interest in the ERA Plan Fund to the extent provided for in the provisions of this Agreement.

12.6     SET-OFF

The Company acknowledges and agrees that the Trustee may set-off against any Property held in the ERA Plan Fund any amount owing by the ERA Plan Fund to the Trustee pursuant to this Agreement.

12.7     DISPUTE RESOLUTION

(a) In the event of any disputes arising out of or relating to this Agreement or the ERA Plan that is not resolved by the Parties, such dispute shall be referred to final and binding arbitration, before a single arbitrator, under the commercial arbitration rules of the ARBITRATIONS ACT, 1991 (Ontario). The arbitrator shall be selected jointly by the Company and the Trustee. If they are unable to reach agreement on selection of the arbitrator, the arbitrator shall be selected by a Judge of the Ontario Court (General Division). Judgment upon the award rendered by the arbitrator shall be final, binding and conclusive upon the Parties and their respective heirs, personal representatives, successors and permitted assigns, and may be entered in any court of competent jurisdiction.

(b) If any civil action, arbitration or other legal proceeding is brought for the enforcement of this Agreement (or the ERA Plan) or as a result of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable solicitor's fees, sales taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incidental to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that civil action, arbitration or legal proceeding, in addition to any other relief to which such party or parties may be entitled. Solicitor's fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by counsel to the prevailing party.

12.8     SUCCESSORS AND PERMITTED ASSIGNS

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, personal representatives, successors and permitted assigns. No Executive shall have the right to assign any of his/her rights under this Agreement or the ERA Plan, including any right to receive any Retirement Allowance (apart from making or rescinding one or more Beneficiary Designations from time to time under section 5.5 of the ERA Plan) without the prior written consent of the Company (which consent may be arbitrarily withheld by the Company in its sole discretion).

12.9     INDEMNITIES

Any indemnity granted under this Agreement shall survive the termination of this Agreement.

12.10    WAIVER

Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the parties giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any party to exercise, and no delay in exercising any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of any other right.

12.11    SEVERABILITY

If any term, condition or provision of this Agreement (or of the ERA Plan) is determined to be void or unenforceable, in whole or in part, such determination shall not affect the validity of any other term, condition or provision or part thereof.

12.12    ENTIRE AGREEMENT

(a) This Agreement shall constitute the entire agreement between the Parties with respect to all matters herein and its execution has not been induced by, nor do any of the Parties rely upon or regard as material, any representations or promises whatsoever not incorporated herein or made by a party hereto.

(b) Except as provided by this Agreement, no Party makes any representations, warranties or other agreements in connection with the subject matter of this Agreement or the ERA Plan.

(c) No supplement, modification, waiver or termination of this Agreement or the ERA Plan shall be binding unless executed in writing.

(d) All titles and headings contained in this document are for convenience only and do not form part of this Agreement.

12.13    EXECUTION OF COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

12.14    GOVERNING LAW

This Agreement shall be construed according to the laws of the Province of Ontario. Any actions, proceedings, or claims against the Trustee shall be commenced in the courts of the Province of Ontario.


IN WITNESS WHEREOF the parties have executed this Agreement as of the ___ day of ___________, 2005.

                            KINROSS GOLD CORPORATION

                            Per:
                                 ----------------------------------------
                            Name:
                            Title:

                            Per:
                                 ----------------------------------------
                            Name:
                            Title:


                            EACH OF THOSE PERSONS WHOSE NAME IS ENDORSED BY THE COMPANY ON THE LIST IN SCHEDULE "B" HERETO


          SIGNED, SEALED AND DELIVERED     )
                                           )
          in the presence of:              )
                                           )
          _________________________        )      ______________________________
                                           )

                                  SCHEDULE "A"


                            KINROSS GOLD CORPORATION
                       EXECUTIVE RETIREMENT ALLOWANCE PLAN


                                    ARTICLE I
                                 INTERPRETATION

1.1      DEFINITIONS

For the purposes of this ERA Plan, unless such word or term is otherwise defined in the Agreement, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings:

         "ACCELERATED PAYMENT ELECTION" has the meaning attributed to it in section 5.1(b) of this ERA Plan.

         "AGREEMENT" means the executive retirement allowance plan and trust agreement made as of the 1st day of January, 2004 to which this ERA Plan is annexed as Schedule "A", including any and all amendments and schedules thereto.

         "CONTINUOUS SERVICE" means that number of full months falling at any time from and after January 1, 2004 during which the Executive was continuously employed by the Company.

         "EARNINGS" means (a) for the period from and after January 1, 2004, the amount of base annual salary for employment paid by the Company to the Executive as indicated by the records of the Company plus the year-end target bonus fixed by the Company at any time prior to the end of the year in question pro-rated for any part year; and (b) for any period prior to January 1, 2004, the amount of base salary for the year in question plus the actual year-end bonus paid as indicated by the records of the Company, or, pursuant to section 3.1 of this ERA Plan, deemed paid by the Company to the Executive for the purposes of this definition and endorsed on the record set out in Schedule "B" to the Agreement (as the case may be), in each case prorated for any part year.

         "ERA PLAN MANAGEMENT COST ESTIMATE" has the meaning attributed to it in section 2.3 of this ERA Plan.

         "EXECUTIVE SEVERANCE CONTRACT" means a contract of employment or executive severance agreement, if any, between the Company and any Executive that governs all or any part of such Executive's employment with the Company and its termination.

         "INTEREST RATE" means for each quarter of each Fiscal Year, the average annual Government of Canada Bond Yield (>30 Years) in effect on the day immediately prior to the date on which such Fiscal Year quarter begins, the said interest rate (amended at the end of each such Fiscal Year quarter) shall apply for the purposes of calculating interest as contemplated by the terms of this ERA Plan.

         "HIRE DATE" means the date designated by the Company by endorsement in writing as set out opposite the Executive's name on Schedule "B" to the Agreement as the date on which the Executive was, or (pursuant to section 3.1 of this ERA Plan) was deemed to have been hired.

         "LC-FUNDED ERA PLAN PAYOUT" has the meaning attributed to it in section
         2.3 of this ERA Plan.

         "LC PAYMENT" has the meaning attributed to it in section 2.3 of this ERA Plan.

         "PAYOUT PERIOD" has the meaning attributed to it in section 4.1(b) of this ERA Plan.

         "RETIREMENT ALLOWANCE" means, for each Executive entitled thereto, the entitlements provided by this ERA Plan in the amount calculated pursuant to, and at the times set out in, Article IV.

         "RETIREMENT DATE" has the meaning attributed to it in section 3.2 of this ERA Plan.

1.2      INTERPRETATION

This ERA Plan shall be construed as if each of the provisions of the Agreement were included in, and formed part hereof.


                                   ARTICLE II
                                ERA PLAN UNFUNDED

2.1      COMPANY OBLIGATIONS

(a) Payment of the Retirement Allowance when due under this ERA Plan to each Executive is the sole responsibility of the Company as set out in section 4.1 of this ERA Plan. The ERA Plan is unfunded, apart from (i) any proceeds received by the Trustee as a result of a call by him/her against the ERA Plan Letter of Credit held by the Trustee and (ii) Contributions paid by the Company to the ERA Plan Fund under the terms of the Agreement, including those annual Contributions by the Company to fund the cost of any ERA Plan Letter of Credit and RCA Tax under section 5.2(a) of the Agreement.

(b) As set out in section 4.1 of this ERA Plan, the Company agrees to pay to each Executive (or to the Person in whose favour the Executive has made a Beneficiary Designation) his/her Retirement Allowance as and when due under the terms of this ERA Plan.

(c) Save as set out above and as provided in the Agreement, the Company shall not be required to make any other contributions to the ERA Plan or to establish or contribute to any fund, trust or account (other than the ERA Plan Fund) or to make any advance or other funding arrangement of any kind or nature whatsoever for the Retirement Allowances.

2.2      ERA PLAN LETTER OF CREDIT CALLS

(a) Calls on the ERA Plan Letter of Credit following an Event of Default shall be governed by section 7.2 of the Agreement. For greater certainty, to the extent the proceeds from any call on the ERA Plan Letter of Credit are insufficient to fund the payment of the aggregate of all Retirement Allowances, ERA Plan Management Costs and RCA Tax, the Company shall, upon application of the proceeds of any such call on the ERA Plan Letter of Credit continue to be obligated (and hereby agrees) to make the payment(s) in question in accordance with the terms of the ERA Plan and the Agreement.

(b) If for any reason a lump sum payment of all of the entitlement of an Executive (or his/her estate or any Person in whose favour he/she has made a Beneficiary Designation) who is a LC Participating Executive shall at any time become due and payable under the ERA Plan, with the consent of the Company set out in an Instruction, the Trustee shall make a partial call on the ERA Letter of Credit in an amount equal to such lump-sum payment. The Trustee shall apply the proceeds of such partial draw in accordance with, and take those steps set out in, the applicable clauses of section 2.3.

2.3      ERA PLAN LETTER OF CREDIT PROCEEDS

If the Trustee receives payment from the issuer of any ERA Plan Letter of Credit (a "LC PAYMENT") for any reason, including, without limitation, payment following an Event of Default under section 7.2 of the Agreement or payment on Instruction under section 2.2 of this ERA Plan, the Trustee shall:

         (a) forthwith deposit the full amount of the LC Payment into the ERA Plan Fund Account;

         (b) subject to any Instructions regarding the amount in question, estimate the amount required by the Trustee to pay his/her reasonable estimate of the costs to satisfy the remaining requirements of this ERA Plan and the Agreement following the distributions contemplated by this section 2.3 of this ERA Plan (the "ERA PLAN MANAGEMENT COST Estimate") and set such amount aside;

         (c) forthwith remit to the Receiver-General for Canada on account of RCA Tax an amount equal to the ERA Plan Management Cost Estimate;

         (d) for partial calls contemplated by section 2.2(b) of this ERA Plan, confirm the amount of the Retirement Allowance in question (the subject "LC-FUNDED ERA PLAN PAYOUT"), withhold and remit to the Receiver-General for Canada on behalf of such Executive or Person in whose favour the Executive has made a Beneficiary Designation, source deductions under the Tax Act based on such LC-Funded ERA Plan Payout, obtain or generate (as required by Applicable Laws) such documentation as may be required by the Tax Act regarding compliance with applicable RCA Tax procedures, and against receipt from such Executive (or his/her beneficiary, as aforesaid) such executed receipts, releases or other documentation as the Company and the Trustee may reasonably require, pay to such Executive (or his/her beneficiary, as aforesaid) his/her LC-Funded ERA Plan Payout less the said amount withheld and remitted to by the Trustee to the Receiver-General for Canada on his/her behalf;

         (e) for a call by the Trustee of the full balance of the ERA Plan Letter of Credit contemplated by section 7.2 of the Agreement, confirm the amount equal to the aggregate of the Retirement Allowance payments payable by the Company to each Executive with unpaid entitlements (who was a LC-Participating Executive at or prior to the date on which the ERA Plan Letter of Credit in question was issued or renewed) and after deducting the sum of the ERA Plan Management Cost Estimate and the payment of RCA Tax under section 2.3(c) of this ERA Plan, allocate from the remaining balance in the ERA Plan Account (up to the aggregate of all Retirement Allowances for all such LC-Participating Executives) among such LC-Participating Executives (or their respective beneficiaries under Beneficiary Designations) PRO RATA based on the ratio of each such LC-Participating Executive's Retirement Allowance to the aggregate of the Retirement Allowances of all such LC-Participating Executives (the amount so determined for each such LC-Participating Executive is referred to herein as his/her "LC-FUNDED ERA PLAN PAYOUT");

         (f) to the extent that there is any remaining balance in the ERA Plan Fund following the payments contemplated by section 2.3(e) of this ERA Plan, the Trustee shall confirm the amount that is equal to the aggregate of all Retirement Allowance payments payable by the Company to each Executive (or their respective beneficiaries under Beneficiary Designations) with unpaid entitlements (who became a LC-Participating Executive after the date on which the ERA Plan Letter of Credit in question was issued or renewed) and allocate from the remaining balance in the ERA Plan Account, if any, (up to the aggregate of the Retirement Allowances for all such remaining LC-Participating Executives) among such remaining LC-Participating Executives PRO RATA based on the ratio of each such remaining LC-Participating Executive's Retirement Allowance to the aggregate of the Retirement Allowances of all such remaining LC-Participating Executives (the amount so determined for each such remaining LC-Participating Executive is referred to herein as his/her "LC-FUNDED ERA PLAN PAYOUT");

         (g) for each LC-Participating Executive, or their respective beneficiaries under Beneficiary Designations, (as the case may be) withhold and remit to the Receiver-General for Canada on his/her behalf, source deductions under the Tax Act based on their respective LC-Funded ERA Plan Payout, obtain or generate (as required by Applicable Laws) such documentation as may be required by the Tax Act regarding compliance with applicable RCA Tax procedures, and against receipt from each such LC-Participating Executive (or their respective beneficiaries under Beneficiary Designations) such executed receipts, releases or other documentation as the Company and the Trustee may reasonably require, pay to such LC-Participating Executive (or their respective beneficiaries under Beneficiary Designations) his/her LC-Funded ERA Plan Payout less the said amount withheld and remitted to by the Trustee to the Receiver-General for Canada on his/her behalf; and

          (h) once payments required to be made by the Trustee in accordance with the foregoing provisions of this section 2.3 of this ERA Plan have been made, then the Trustee shall remit the balance (if any) in the ERA Plan Fund to the Company (less the ERA Plan Management Cost Estimate any the said amount set aside for RCA Tax obligations).


                                   ARTICLE III
             HIRE DATES - RETIREMENT DATES - CALCULATION OF INTEREST

3.1      HIRE DATES

Unless an earlier date is otherwise designated by the Company in its sole discretion and endorsed opposite the name of the Executive on Schedule "B" to the Agreement (with notice in writing to the affected Executive), the hiring date (the "HIRE DATE") for each Executive for the purpose of calculating the entitlements of each Executive to Retirement Allowances under section 4.1(a)(i) of this ERA Plan shall be the date on which the employment of the Executive began. An Executive need not have been an employee of the Company as at January 1, 2004 to have designated in his/her favour for purposes of section 4.1(a)(i) of this ERA Plan a Hiring Date that predates January 1, 2004.

3.2      RETIREMENT DATES

For the purpose of this Plan, an Executive's "RETIREMENT DATE" shall be the date on which he/she leaves the employment of the Company.

3.3      CALCULATION OF INTEREST

For the purpose of this Plan, interest shall be calculated and compounded on the Retirement Allowance in question for the periods fixed by the terms of this ERA Plan at the end of each quarter of each Fiscal Year at the Interest Rate. To give effect to the foregoing, the amount so calculated shall be added to the Retirement Allowance in question and recorded on the books of the ERA Plan at the end of each Fiscal Year quarter.


                                   ARTICLE IV
                              RETIREMENT ALLOWANCES

4.1      RETIREMENT ALLOWANCES

(a) The Retirement Allowance for each Executive is the sum of the following amounts calculated by the Company, acting reasonably:

         (i) 15.0% of that part of the Executive's Earnings (if any) attributable to the period determined as follows:

                  (A) determine the number of full months from the Executive's Hire Date up to and including December 31, 2003 and divide that number by 2; and

                  (B) The period for the purposes of this section 4.1(a)(i) shall be determined by counting back from December 31, 2003 that number of whole months that resulted from the calculation under section 4.1(a)(i)(A).

                  that have vested in accordance with the provisions of section 4.2(a) of this ERA Plan. Interest shall accrue on the unpaid balance of this part of each Executive's Retirement Allowance from and after that date designated by the Company on Schedule "B" opposite such Executive's name, calculated in accordance with the provisions of section 3.3;

         (ii) 15.0% of that part of the Executive's Earnings attributable to his/her Continuous Service. Interest shall accrue on the unpaid balance of this part of each Executive's Retirement Allowance from and after that date on which this part of the Executive's Retirement Allowance vests in accordance with the provisions of section 4.2(a) of this ERA Plan, calculated in accordance with the provisions of section 3.3; and

         (iii) following any Change in Control, 15.0% of any entitlement of the Executive to a Severance Amount (as such term is defined the employee's Executive Severance Agreement). Interest shall accrue on the unpaid balance of this from and after that date on which this part of the Executive's Retirement Allowance vests in accordance with the provisions of section 4.2(a) of this ERA Plan calculated in accordance with the provisions of section 3.3.

The Trustee shall have the right to review and confirm the calculations made by the Company for the Retirement Allowances of each of the Executives, and the Company agrees to provide copies of all of its working papers and other documents used by it in doing its calculations hereunder.

(b) Unless payment thereof is accelerated to a lump-sum payment obligation in those circumstances described in sections 5.1 of this ERA Plan, the Company agrees to pay to each Executive his/her Retirement Allowance by consecutive monthly payments commencing in the month immediately following the month in which his/her Retirement Date occurs and continuing thereafter for that period of whole years, being not less than three or greater than 10 years (the Executive's "PAYOUT PERIOD"), as the Executive in question may elect by notice in writing to the Company at any time immediately prior to such Executive's Retirement Date. If any Executive fails to so elect, he/she shall be irrevocably deemed to have selected a period of 3 years.

4.2      VESTING OF ENTITLEMENTS

(a) For each Executive, for that part of his/her Retirement Allowance (if any) provided for in section 4.1(a)(i) of this ERA Plan:

         (i) the said entitlement shall vest and become a binding obligation of the Company at the rate of 1/24 per month commencing on the effective date on which the Executive in question becomes a member of this ERA Plan. For those Executives who were in the employ of the Company on January 1, 2004 who become members of the ERA Plan, the effective date for the purposes of this section 4.2(a)(i) shall be January 1, 2004; and

         (ii) upon either the happening of a Change in Control or a call by the Trustee under the ERA Plan Letter of Credit under section
                  7.2 of the Agreement, any part of an Executive's Retirement Allowance provided for in section 4.1(a)(i) of this ERA Plan that has not vested in accordance with the provisions of section 4.2(a)(i) of this ERA Plan, shall vest in full as of the day immediately prior to the date on which the Change in Control, or ERA Plan Letter of Credit call, occurred.

(b) For each Executive, for that part of his/her Retirement Allowance provided for in section 4.1(a)(ii) of this ERA Plan shall in respect of each month of his/her Continuous Service vest at the end of such month.

(c) For each Executive, for that part of his/her Retirement Allowance provided for in section 4.1(a)(iii) of this ERA Plan shall vest in full as of the day immediately prior to the date on which the Change in Control.

(d) Notwithstanding vesting of entitlements under this section 4.2 of this ERA Plan, each Executive may lose all his/her right, title and interest to entitlements in those circumstances provided for in sections 4.3(b) and 6.1(b) of this ERA Plan.

4.3      EFFECT OF TERMINATION OF EMPLOYMENT

If the employment of an Executive with the Company ends prior to his/her Retirement Date:

         (a) subject to the application of either of sections 5.1 and 5.2 of this ERA Plan, and subject to the loss of an entitlement to a Retiring Allowance arising under the provisions of section 4.3(b) of this ERA Plan, the Executive will be entitled to receive a Retiring Allowance equal to the amounts calculated under section 4.1 of this ERA Plan which vested under section
                  4.2 of this ERA Plan on or prior to the date on which the Executive's employment with the Company terminated; and

         (b) for cause, including without limitation, for reasons of misconduct, malpractice, gross negligence, wilful breach of his/her obligations to the Company, all of the Executive's Retirement Allowance entitlements conferred on him/her under this ERA Plan and the Agreement (whether or not vested) and all liability and obligations of the Company to such Executive shall immediately cease and terminate.

4.4      LIMITATION

No right, benefit, term or condition imposed under any statute, order, regulation, policy or guideline that provides at any time on or after the Effective Date for a right, benefit, term or condition greater than the rights, benefits, terms or conditions agreed to with each Executive under this ERA Plan and the Agreement shall have the effect of increasing the obligations of the Company hereunder unless and until agreed to in writing by the Company and the Executive in question.

                                    ARTICLE V
                                    PAYMENTS

5.1      FORM OF PAYMENT

(a) Unless payment of the Retirement Allowance is governed by another clause of this section 5.1 or unless payment of all entitlements have been made following a call under the ERA Plan Letter of Credit as provided for in section 2.3, in the event of an Executive's retirement or a Company-initiated termination other than for cause, a Retiring Allowance (provided the Executive in question remains entitled thereto under the terms of the Agreement and this ERA Plan) shall be payable to the Executive or to those Person(s) in whose favour he/she has made a Beneficiary Election in the standard form of payment of monthly instalments as contemplated by section 4.1(b) of this ERA Plan for the Payment Period fixed by the Executive in question in his/her Payment Period Election under section 2.2(a) of the Agreement.

(b) Notwithstanding that an Executive has made a Payment Period Election, the Executive may by notice in writing to the Company (the "ACCELERATED PAYMENT ELECTION") elect at any time not later two months prior to his/her Retirement Date to receive his/her Retirement Allowance in a lump sum. Payment shall be made by the Company to the Executive within 30 days following the said Retirement Date by way of lump sum in an amount equal to the Retirement Allowance to the date of payment, as calculated by the Company, whose determination of the foregoing shall be final and binding on the Parties, absent manifest error.

(c) If an Executive dies on or prior to his/her Retirement Date and if the Executive has made a Beneficiary Designation, then the Retirement Allowance shall be paid to the Person(s) named in the Beneficiary Designation during the Executive's Payment Period.

(d) If an Executive dies on or prior to his/her Retirement Date and if there is no Beneficiary Designation of the Executive then in effect, then the Retirement Allowance shall be paid within 6 months of the death of the Executive to his/her estate in a lump sum in the amount equal to the Retirement Allowance, as determined by the Company, whose determination of the foregoing shall be final and binding on the Parties and the Estate of the deceased Executive, absent manifest error.

(e) If an Executive dies after his/her Retirement Date and if the Executive has made a Beneficiary Designation, then the remaining Retirement Allowance shall be paid to the Person(s) named in the Beneficiary Designation during the Executive's Payment Period.

(f) If an Executive dies after his/her Retirement Date and if there is no Beneficiary Designation of the Executive then in effect, then the remaining Retirement Allowance shall be paid within 6 months of the death of the Executive to his/her estate in a lump sum in the amount equal to the Retirement Allowance, as determined by the Company, whose determination of the foregoing shall be final and binding on the Parties and the Estate of the deceased Executive, absent manifest error.

5.2      PAYMENT MODIFICATION

Notwithstanding any other provision of this ERA Plan, the method of payment or the period during which benefits hereunder are payable may be changed or modified by agreement in writing between the Company and the Executive in question.

5.3      INFORMATION TO BE PROVIDED BEFORE BENEFITS PAID

Payment of the Retiring Allowance under this ERA Plan shall not be made or continued to be made until the Person entitled to payment delivers to the Company such information as the Company reasonably requires.

5.4      PAYMENTS SUBJECT TO TAX WITHHOLDING, SET-OFFS, ETC.

The Company shall not, as a result of this ERA Plan, be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Executive. The Company may require a retention by way of deduction or set-off out of any amount that may be or is payable under this ERA Plan if:

         (a)      a statute so provides, or

         (b)      a court order so requires.

The amount to be set-off or deducted shall not exceed the amount specified in the statute or court order.

5.5      BENEFICIARY DESIGNATIONS

A designation by any Executive of a beneficiary(ies) to receive the Retirement Allowance entitlements under this ERA Plan shall be valid if it is:

         (a) in writing in the form set out in Schedule "E", delivered to the Company before the death of the Executive, and not revoked by the Executive or by any operation of law, or

         (b) made by will, where subsection (a) of this section 5.5 does not apply.

                                   ARTICLE VI
                          OBLIGATIONS OF THE EXECUTIVE

6.1      BREACH OF COVENANT

(a) All obligations of the Company under this ERA Plan are expressly made conditional upon the due observance and performance by the Executive of any and all of the covenants contained in his/her Executive Severance Contract.

(b) If the Executive fails to fulfil or carry out any of the covenants contained in the Executive Severance Contract, all such Executive's entitlements hereunder and all liability and obligation of the Company under the ERA Plan and the Agreement shall immediately cease and terminate.


                                   ARTICLE VII
                                     GENERAL

7.1      NO ENLARGEMENT OF EMPLOYMENT RIGHTS

(a) Nothing in this ERA Plan shall be construed to give to any Executive or to any Person claiming through the Executive any right, title or interest in or to any assets, profits, earnings, or property of the Company except as specifically provided herein.

(b) This ERA Plan does not enlarge any rights, which the Executive may have as an employee of the Company, save as specifically provided or in this ERA Plan or the Agreement.

(c) The Agreement does not confer the right on any Executive to require the Company to continue his/her Executive employment.

(d) If:

    (i)      the Agreement is terminated in whole or in part,

    (ii) any provision of benefits under this ERA Plan is merged or consolidated with the provision of benefits under any other agreement,

    (iii)    the employment of an Executive is terminated, or

    (iv)     the employment status of the subject Executive changes,

the Executive in question shall have only such rights with respect to this ERA Plan as are specifically defined and provided for in this ERA Plan, subject to any statutory requirements which may apply to this ERA Plan at any time.

7.2      RECORDS

Wherever the records of the Company are used for the purposes of this ERA Plan, such records shall be conclusive of the facts set out therein.

7.3      ERA PLAN AMENDMENT

(a) The Company hereby reserves the right to amend the Agreement or terminate this ERA Plan, in whole or in part, at such time and from time to time, in such manner and to such extent as it may deem advisable, provided written notice is given to each Executive and each such Executive agrees to the amendment or termination.

(b) No amendment to the Agreement and no amendment or termination of this ERA Plan by the Company shall:

    (i)      increase the obligations of any Executive under this ERA Plan,

    (ii)     reduce any Executive's future benefits under this ERA Plan, or

    (iii) reduce any benefit under this ERA Plan below the amount that would otherwise be required to be paid under this ERA Plan if the Executive had terminated employment with the Company on the date immediately prior to the date such amendment or termination is made, unless each Executive gives written consent thereto.

(c) Notwithstanding provisions of this section 7.3 of this ERA Plan, the Company may make amendments of a technical nature to clarify its intent, to correct errors or omissions in the Agreement or this ERA Plan or to maintain the treatment under the Tax Act contemplated by this ERA Plan or the payments under this ERA Plan.

(d) The Company shall inform the Executive within three months, or such other reasonable time as the circumstances warrant, after the exercise by it of any of the rights conferred on it by this section 7.3 of this ERA Plan.

                                  SCHEDULE "B"


       PAGE BY PAGE LISTING OF EXECUTIVE ENTITLEMENTS - DESIGNATIONS AND
                                ELECTIONS RECORD


EXECUTIVE NAME:____________________________

--------------- --------------- -------------- ------------- ---------------
  HIRE DATE,
 PRE-JANUARY          LC          RETIREMENT     CONTRACT     BENEFICIARY
   1,2004        PARTICIPATION     DATE AND     PARTICULAR    DESIGNATION
 EARNINGS AND      ELECTION        PAYMENT
  INTEREST           DATE          PERIOD
 ACCRUAL DATE
--------------- --------------- -------------- ------------- ---------------

--------------- --------------- -------------- ------------- ---------------

                                  SCHEDULE "C"


                       FORM OF LC BENEFIT ELECTION NOTICE


TO:      KINROSS GOLD CORPORATION (the "COMPANY")

AND TO:  [INSERT] (the "TRUSTEE")

RE. EXECUTIVE RETIREMENT ALLOWANCE PLAN (THE "ERA PLAN")

The undersigned Executive hereby gives to the Company of his/her election to be treated as a LC Participating Executive (each of the foregoing capitalized terms having the meaning ascribed thereto in the Executive Retirement Allowance Plan and Trust Agreement dated as of June 1, 2004 constituting the ERA Plan) for all purposes of the ERA Plan.

DATED the     day of        ,        .


SIGNED, SEALED AND DELIVERED               )
In the presence of                         )
                                           )
_______________________________            )            ________________________
         Witness                           )                 Executive
         Name:                             )            Name:
                                           )
                                           )

                                  SCHEDULE "D"


                             BENEFICIARY DESIGNATION


TO:      KINROSS GOLD CORPORATION (the "COMPANY")

AND TO:  [INSERT] (the "TRUSTEE")

RE. EXECUTIVE RETIREMENT ALLOWANCE PLAN (THE "ERA PLAN")

Pursuant to section 5.5 of the ERA Plan, undersigned Executive hereby designates the following Persons as his/her beneficiary(ies) with all the attendant rights and privileges conferred on such Persons under the ERA Plan and the Executive Retirement Allowance Plan and Trust Agreement dated as of June 1, 2004 constituting the ERA Plan) for all purposes of the ERA Plan:

      ----------------- ----------------------- ------------------------
        BENEFICIARY       BENEFICIARY CONTACT    BENEFICIARY INTEREST
           NAME               PARTICULARS          PERCENTAGE/OTHER
      ----------------- ----------------------- ------------------------

      ----------------- ----------------------- ------------------------

      ----------------- ----------------------- ------------------------

      ----------------- ----------------------- ------------------------


DATED the     day of        ,        .


SIGNED, SEALED AND DELIVERED               )
In the presence of                         )
                                           )
_______________________________            )            ________________________
         Witness                           )                 Executive
         Name:                             )            Name:
                                           )
                                           )

                                  SCHEDULE "E"


                             PAYMENT PERIOD ELECTION


TO:      KINROSS GOLD CORPORATION (the "COMPANY")

AND TO:  [INSERT] (the "TRUSTEE")

RE. EXECUTIVE RETIREMENT ALLOWANCE PLAN (THE "ERA PLAN")
--------------------------------------------------------

The undersigned Executive hereby gives to the Company that he has selected a period of ___________(1) years as the Payment Period for the Executive under the terms of the ERA Plan (each of the foregoing capitalized terms having the meaning ascribed thereto in the Executive Retirement Allowance Plan and Trust Agreement dated as of June 1, 2004 constituting the ERA Plan).


DATED the     day of        ,        .


SIGNED, SEALED AND DELIVERED               )
In the presence of                         )
                                           )
_______________________________            )            ________________________
         Witness                           )                 Executive
         Name:                             )            Name:
                                           )
                                           )


_________________________

(1) Must be one a number of whole years not less than 3 and not greater than 10.

                                  SCHEDULE "F"

                      ERA PLAN LETTER OF CREDIT DRAW TERMS